Exhibit 32.1

IMUNON, INC.

SECTION 1350 CERTIFICATIONS*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of the undersigned hereby certifies that, to the best of his knowledge, (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2022 of Imunon, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2022	By:	/s/ Corinne Le Goff
Corinne Le Goff
President and Chief Executive Officer

November 14, 2022	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President and Chief Financial Officer

* This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.